Exhibit 99.1
Press Release
Contact:
Charles F. Cargile, 949/863-3144
Newport Corporation, Irvine, CA
investor@newport.com
or
Dan Peoples, 858/552-8146
Makinson Cowell (US)
NEWPORT CORPORATION ANNOUNCES RETIREMENT OF
ROBERT G. DEUSTER, CHAIRMAN AND
CHIEF EXECUTIVE OFFICER
     Irvine, CA. — September 20, 2007 — Newport Corporation (NASDAQ: NEWP) today announced that Robert G. Deuster, 57, Newport’s chairman and chief executive officer, will be retiring from Newport effective October 5, 2007. In anticipation of Mr. Deuster’s retirement, Robert J. Phillippy, 47, currently Newport’s president and chief operating officer, has assumed the role of chief executive officer and will serve on the company’s Board of Directors. Kenneth F. Potashner, 49, a member of the Board since 1998, has been appointed non-executive chairman of the Board.
     Mr. Phillippy is an 11-year veteran of Newport, and has served as the company’s president and chief operating officer since July 2004. During this time, he has played an instrumental role in driving the company’s most important initiatives, including the integration of the Spectra-Physics acquisition and the execution of the company’s integrated photonics solutions strategy. Prior to that time, Mr. Phillippy served as vice president and general manager of the U.S. operations of Newport’s Industrial and Scientific Technologies Division (now a part of the company’s Photonics and Precision Technologies Division), where he spearheaded the company’s transition from a provider of discrete components and instruments primarily for scientific research customers to a manufacturer of both components and integrated systems for both research and commercial applications.
     “On behalf of Newport, I would like to express our appreciation to Bob Deuster for his leadership and strategic vision over the past 11 years, which have helped make Newport a global leader in photonics,” said Mr. Potashner. “Going forward, Bob Phillippy’s skills and experience make him the ideal candidate to lead Newport as we continue to pursue our goal of becoming the world’s leading supplier of integrated photonics solutions.”
     “Newport has been an important part of my life for more than a decade, and I have greatly enjoyed leading the company during this time of significant growth beyond its research market origins,” said Mr. Deuster. “We have planned for Bob Phillippy to be my successor in this position for some time, and I have great confidence that he, together with the rest of our strong, experienced management team, will continue to drive Newport to reach its tremendous potential.”
     “I am very excited by the opportunity to lead Newport,” said Mr. Phillippy. “Our primary markets are increasingly utilizing photonic technologies, we have outstanding products and capabilities to meet the needs of these markets and we have extremely talented people. This combination of excellent market opportunity, differentiated technological capability, and a strong team provides our company with great potential. We are confident in our ability to leverage this potential to create a very bright future for Newport.”
ABOUT NEWPORT CORPORATION
     Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics manufacturing, aerospace and defense/security, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in high-power semiconductor, solid-state and ultrafast lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation, optical subsystems and precision automation to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell Microcap Index.

SAFE HARBOR STATEMENT
     This news release contains forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. As discussed in Newport’s Annual Report on Form 10-K for the year ended December 30, 2006, assumptions relating to the foregoing involve judgments and risks with respect to a number of matters, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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